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                                                                 EXHIBIT a(1)(u)


                          SHORT-TERM INVESTMENTS CO.

                            ARTICLES SUPPLEMENTARY


     SHORT-TERM INVESTMENTS CO., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Capitalization Committee of the Board of Directors of the Corporation, pursuant to delegated authority, by resolutions duly adopted at a meeting duly called and held on September 23, 2000, has classified and designated Thirteen Billion (13,000,000,000) shares of authorized, but unclassified, shares as follows: Thirteen Billion (13,000,000,000) shares as shares of the Prime Portfolio - Cash Management Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of stock as set forth in ARTICLE FIFTH, paragraph (b) of the Charter of the Corporation (the "Charter") and in any other provisions of the Charter relating to the stock of the Corporation generally, and ratified and confirmed the issuance of shares of Common Stock of the Corporation, of each class of whatever portfolio, as reflected in the records of the Corporation, and further declared and confirmed that each such share, of whatever class of whatever portfolio, is duly authorized, validly issued, fully paid and nonassessable.

     SECOND: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue Two Hundred Fifty Three Billion Nine Hundred Eighty Million (253,980,000,000) shares, $.001 par value per share, having an aggregate par value of $253,980,000, of which:

     (a) Twenty-two Billion Six Hundred Million (22,600,000,000) shares are classified as Liquid Assets Portfolio - Cash Management Class, Seventy-seven Billion (77,000,000,000) shares are classified as Liquid Assets Portfolio - Institutional Class,
          Three Billion Three Hundred Million (3,300,000,000) shares are classified as Liquid Assets Portfolio - Personal Investment Class, Eight Billion Three Hundred Million (8,300,000,000) shares are classified as Liquid Assets Portfolio - Private Investment Class, Three Billion Three Hundred Million (3,300,000,000) shares are classified as Liquid Assets Portfolio - Reserve Class, and
          Eight Billion Nine Hundred Sixty Million (8,960,000,000) shares are classified as Liquid Assets Portfolio - Resource Class;

     (b) Six Billion Six Hundred Million (6,600,000,000) shares are classified as Prime Portfolio - Cash Management Class,
          Seventy-six Billion (76,000,000,000) shares are classified as
          Prime Portfolio - Institutional Class,
          Three Billion Three Hundred Million (3,300,000,000) shares are classified as
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          Prime Portfolio - Personal Investment Class,
          Three Billion Three Hundred Million (3,300,000,000) shares are classified as Prime Portfolio - Private Investment Class,
          Three Billion Three Hundred Million (3,300,000,000) shares are classified as Prime Portfolio - Reserve Class and
          Four Billion Six Hundred Twenty Million (4,620,000,000) shares are classified as Prime Portfolio - Resource Class; and

     (c) Thirty-three Billion Four Hundred Million (33,400,000,000) shares are unclassified.

     THIRD: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue Two Hundred Fifty Three Billion Nine Hundred Eighty Million (253,980,000,000) shares, $.001 par value per share, having an aggregate par value of $253,980,000, of which:

     (a) Twenty-two Billion Six Hundred Million (22,600,000,000) shares are classified as Liquid Assets Portfolio - Cash Management Class, Seventy-seven Billion (77,000,000,000) shares are classified as Liquid Assets Portfolio - Institutional Class,
          Three Billion Three Hundred Million (3,300,000,000) shares are classified as Liquid Assets Portfolio - Personal Investment Class, Eight Billion Three Hundred Million (8,300,000,000) shares are classified as Liquid Assets Portfolio - Private Investment Class, Three Billion Three Hundred Million (3,300,000,000) shares are classified as Liquid Assets Portfolio - Reserve Class, and
          Eight Billion Nine Hundred Sixty Million (8,960,000,000) shares are classified as Liquid Assets Portfolio - Resource Class;

     (b) Nineteen Billion Six Hundred Million (19,600,000,000) shares are classified as Prime Portfolio - Cash Management Class,
          Seventy-six Billion (76,000,000,000) shares are classified as Prime Portfolio - Institutional Class,
          Three Billion Three Hundred Million (3,300,000,000) shares are classified as Prime Portfolio - Personal Investment Class,
          Three Billion Three Hundred Million (3,300,000,000) shares are classified as Prime Portfolio - Private Investment Class,
          Three Billion Three Hundred Million (3,300,000,000) shares are classified as Prime Portfolio - Reserve Class and
          Four Billion Six Hundred Twenty Million (4,620,000,000) shares are classified as Prime Portfolio - Resource Class; and

     (c) Twenty Billion Four Hundred Million (20,400,000,000) shares are unclassified.

     FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

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     FIFTH:  The previously unclassified shares were classified by the
Capitalization Committee of the Board of Directors of the Corporation, pursuant to delegated authority, in accordance with section 2-105(c) of the Maryland General Corporation Law.

     SIXTH: The Shares were classified by the Capitalization Committee of the Board of Directors of the Corporation, pursuant to delegated authority, which authority was granted to the Board of Directors in ARTICLE FIFTH, paragraph (a) of the Charter.

     The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, SHORT-TERM INVESTMENTS CO. has caused these Articles Supplementary to be executed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on October 18, 2000.

                                        SHORT-TERM INVESTMENTS CO.
Witness:

   /s/ NANCY L. MARTIN             By:  /s/ MELVILLE B. COX
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    Assistant Secretary                          Vice President

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